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                               CONSENT OF COUNSEL


             Moskowitz Altman & Hughes LLP hereby consents to the use of its name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and in any amendment thereto.

                                         MOSKOWITZ ALTMAN & HUGHES LLP



                                         By: /s/ John J. Hughes
                                            ------------------------------
                                            John J. Hughes, Jr. Esq.,
                                            a Partner



New York, New York
December 18, 1996



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